ADAMIS PHARMACEUTICALS CORPORATION 8-K

Exhibit 99.3

Adamis Pharmaceuticals Reports Full Year 2022 Financial Results and Provides Corporate Update

Management to host webcast/conference call today at 2 p.m. PT / 5 p.m. ET

SAN DIEGO, March 16, 2023 – Adamis Pharmaceuticals Corporation (NASDAQ: ADMP), a biopharmaceutical company focused on developing and commercializing products in various therapeutic areas, including opioid overdose, allergy, respiratory and inflammatory disease, today announced financial results for the year ended December 31, 2022, and provided an update on recent corporate developments.

General Corporate Highlights

Merger Agreement with DMK Pharmaceuticals

•	In October 2022, Adamis announced that it had initiated a process to explore a range of strategic and financing alternatives and had retained an investment bank to assist in evaluating certain alternatives focused on maximizing stockholder value. Potential alternatives to be considered included a sale, partnership, distribution or other agreement regarding one or both of the Company’s commercial products, a merger or sale of the company, and/or seeking additional financing.

•	On February 27, 2023, the Company announced that it had entered into an Agreement and Plan of Merger and Reorganization with DMK Pharmaceuticals, a private, clinical-stage biotechnology company at the forefront of endorphin-inspired drug design focused on developing novel treatments for opioid use disorder and other neuro-based diseases.

•	Under terms of the merger agreement, Adamis will acquire DMK, including its library of approximately 750 small molecule neuropeptide analogues and ongoing government funding for its development programs.

•	At the close of the merger, Eboo Versi, M.D., Ph.D., the current CEO of DMK, will assume the role of CEO and chairman of the combined company.

Nasdaq Continued Listing

On February 23, 2023, Adamis announced that Nasdaq had granted its request to extend the period for the Company to regain compliance with the $1 minimum bid share price requirement, subject to the Company evidencing compliance with all applicable criteria for continued listing, by no later than a final extension date of June 26, 2023. The Company’s continued listing is subject to the timely satisfaction of certain interim milestones and undertaking of certain corporate actions during the compliance period, including without limitation: (1) the Company executing the merger agreement with DMK; (2) effecting a reverse stock split of the common stock; and (3) achieving the minimum closing bid price of at least $1.00 per share for a minimum of ten consecutive business days prior to the expiration of the compliance period.

Financing

•	On March 14, 2023, Adamis announced it had entered into a securities purchase agreement with a single, healthcare-focused institutional investor for the purchase and sale of 16,500,000 shares of its common stock and pre-funded warrants to purchase up to 7,500,000 shares of common stock, together with warrants to purchase up to 48,000,000 shares of common stock, at a combined purchase price of $0.125 per share (and $0.1249 per pre-funded warrant) and accompanying warrants, pursuant to a registered direct offering.

•	The warrants have an exercise price of $0.138 per share, will be initially exercisable beginning six months following the date of issuance and will expire five years and six months from the date of issuance, and the warrants are not exercisable for six months, and are subject to other limitations on the ability to exercise.

•	The closing of the offering occurred on March 16, 2023, and the gross proceeds from the offering are approximately $3.0 million, before deducting fees and other estimated offering expenses. The Company intends to use the net proceeds from the offering for general working capital purposes.

•	The offering was made pursuant to an effective shelf registration statement on Form S-3 (File No 333-267365) previously filed with the U.S. Securities and Exchange Commission (the “SEC”). A prospectus supplement describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov.

Full Year 2022 Financial Highlights

•	Total net revenue for the twelve months ending December 31, 2022, was approximately $4.8 million compared to approximately $2.2 million in 2021. The increase in revenues was primarily due to product sales of ZIMHI to US WorldMeds, less an offset of approximately $310,000 in costs for the completion of the SYMJEPI recall.

•	Selling, general and administrative expenses for the twelve months ending December 31, 2022 and 2021 were approximately $13.2 million and $16.1 million, respectively. The decrease was primarily a result of reductions in legal and compensation expenses which included the elimination of the bonus accrual and lower stock-based compensation expenses.

•	Research and development expenses were lower for 2022 at approximately $10.4 million compared to $11.3 million in 2021. The decrease was also primarily related to the elimination of the bonus accrual and lower stock-based compensation expense.

•	Net loss for the combined (continued and discontinued) operations for the years ended December 31, 2022 and 2021 was approximately $26.5 million and $45.8 million, respectively. This decreased loss was primarily attributable to the cessation of US Compounding’s operations and the aforementioned reductions in legal and compensation expenses.

•	Cash and cash equivalents at December 31, 2022, totaled $1.1 million. Additional cash infusions during the first quarter of 2023 included proceeds of approximately $832,000 from the sale of certain equipment related to the discontinued US Compounding operations, proceeds of $875,000 from Employee Retention Credit (“ERC”) program of the government and $3.0 million gross proceeds from the sale of equity.

Conference Call Information

Management will host a live webcast/conference call today, March 16, 2023, at 2:00 p.m. PT / 5:00 p.m. ET, during which Company executives will review financial information for the full year ending December 31, 2022 and provide a corporate update.

U.S. Dial-in (Toll Free): 1-877-423-9813

Toll/International Dial-in: 1-201-689-8573

A live audio webcast of the conference call will also be available via this link. If you are unable to participate in the live call, a replay will be available shortly after the live event. To listen to the replay please visit the events page of the Adamis investor relations section of the company website at the following link.

About Adamis Pharmaceuticals

Adamis Pharmaceuticals Corporation is a specialty biopharmaceutical company primarily focused on developing and commercializing products in various therapeutic areas, including opioid overdose, allergy, respiratory and inflammatory disease. Company products approved by the FDA include ZIMHI® (naloxone) Injection for the treatment of opioid overdose and SYMJEPI® (epinephrine) Injection for use in the emergency treatment of acute allergic reactions, including anaphylaxis. For additional information about Adamis Pharmaceuticals, please visit our website and follow us on Twitter and LinkedIn.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. Such forward-looking statements include those that express plans, anticipation, intent, contingencies, goals, targets or future development and/or otherwise are not statements of historical fact. These statements relate to future events or future results of operations, including, but not limited to statements concerning the following matters: (i) risks associated with Adamis’ and DMK’s ability to obtain the stockholder approvals required to consummate the proposed Merger and the timing of the closing of the proposed Merger; risks that one or more conditions to closing of the Merger may not be satisfied within the expected timeframe or at all or that the closing of the proposed Merger will not occur; (ii) the outcome of any current legal proceedings or future legal proceedings that may be instituted against the parties or others, including proceedings related to the Merger Agreement; (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement; (iv) unanticipated difficulties or expenditures relating to the proposed Merger; (v) whether the Company’s stockholders will approve a reverse split of the Company’s common stock; (vi) whether the combined business of DMK and Adamis will be successful; (vii) whether any DMK product candidates will be successfully developed or commercialized; (viii) the Company’s review and evaluation of potential strategic alternatives and their impact on stockholder value; (ix) the Company’s ability to raise capital to continue as a going concern; and (x) those risks detailed in Adamis’ most recent Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission (“SEC”), as well as other documents that may be filed by Adamis from time to time with the SEC. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, which may cause Adamis’ actual results to be materially different from the results anticipated by such forward-looking statements. Accordingly, you should not rely upon forward-looking statements as predictions of future events. Adamis cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Factors that could cause actual results to differ materially from management’s current expectations include those risks and uncertainties relating to: our ability to raise capital; the results of our strategic review process; the risk of not obtaining stockholder approval for the proposals required to consummate the Merger or effect a reverse stock split; risks associated with development of DMK’s drug product candidates; our cash flow, cash burn, expenses, obligations and liabilities; the outcomes of any litigation, regulatory proceedings, inquiries or investigations that we are or may become subject to; and other important factors discussed in the Company’s filings with the Securities and Exchange Commission (“SEC”). If we do not obtain required additional equity or debt funding, our cash resources will be depleted and we could be required to materially reduce or suspend operations, which would likely have a material adverse effect on our business, stock price and our relationships with third parties with whom we have business relationships, at least until additional funding is obtained. If we do not have sufficient funds to continue operations or satisfy out liabilities, we could be required to seek bankruptcy protection or other alternatives to attempt to resolve our obligations and liabilities that could result in our stockholders losing most or all of their investment in us. You should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and except as may be required by applicable law, we undertake no obligation to update or release publicly the results of any revisions to these forward-looking statements or to reflect events or circumstances arising after the date of this press release. Certain of these risks and additional risks, uncertainties, and other factors are described in greater detail in Adamis’ filings from time to time with the SEC, including its annual report on Form 10-K for the year ended December 31, 2021, and subsequent filings with the SEC, which Adamis strongly urges you to read and consider, all of which are available free of charge on the SEC’s website at http://www.sec.gov.

Additional Information about the Merger and Where to Find It

Adamis intends to file a proxy statement in connection with the proposed merger transaction with DMK. Investors and stockholders are urged to read this filing when it becomes available because it will contain important information about the transaction. This press release does not constitute an offer of any securities for sale or the solicitation of any proxy. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, ADAMIS’ STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and stockholders may obtain free copies of the proxy statement and other relevant documents (when they become available) and other documents filed with the Securities and Exchange Commission at the Securities and Exchange Commission's website at: www.sec.gov. In addition, investors and stockholders may obtain free copies of the documents filed with the Securities and Exchange Commission by Adamis by contacting David C. Benedicto, Adamis’ chief financial officer, at (858) 997-2400.

Participants in the Solicitation

Adamis and DMK, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from the companies’ stockholders in connection with the proposed transaction. Information regarding the interests of directors and executive officers in the transaction will be included in the proxy statement to be filed by Adamis. Investors and security holders are urged to read the Company’s proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction. Additional information regarding directors and executive officers of Adamis is also included in the Company’s annual report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission, which is available as described above.

No Offer or Solicitation

This press release is not intended to and shall not constitute an offer to sell or the solicitation of an offer to buy any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale of securities in any jurisdiction in contravention of applicable law.

Contact:

Adamis Investor Relations

Robert Uhl

Managing Director

ICR Westwicke

619.228.5886

ADAMIS PHARMACEUTICALS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS DATA

	Year Ended December 31,
	2022	2021
Revenue, net	$4,756,078	$2,208,680
Cost of Goods Sold	6,187,486	6,872,131
Selling, General and Administrative Expenses	13,247,594	16,143,585
Research and Development	10,379,964	11,262,373
Loss from Operations	(25,058,966)	(32,069,409)
Total Other Income (Expense), net	(1,138,440)	(2,530,148)
Net Loss from Continuing Operations	(26,199,406)	(34,600,353)
Net Loss from Discontinued Operations	(278,867)	(11,227,845)
Net Loss Applicable to Common Stock	$(26,478,273)	$(45,761,610)
Basic & Diluted Loss Per Share	$(0.18)	$(0.32)
Basic & Diluted Weighted Average Shares Outstanding	149,851,278	144,157,229

ADAMIS PHARMACEUTICALS CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET DATA

	December 31, 2022	December 31, 2021
Cash and Cash Equivalents	$1,081,364	$23,220,770
Total Current Assets	9,272,150	35,203,622
Total Assets	10,930,840	38,297,987
Total Liabilities	11,581,605	12,415,209
Accumulated Deficit	(304,564,086)	(278,085,813)
Total Stockholders’ Equity	(808,068)	25,882,778